                                                                   Exhibit 14(e)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below hereby nominates, constitutes and appoints Arthur Zeikel and Gerald M. Richard (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of MERRILL LYNCH GROWTH FUND FOR INVESTMENT AND RETIREMENT (the "Fund"), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest, par value $0.10 per share, of the Fund, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned Trustee himself might or could do.

     IT WITNESS WHEREOF, the undersigned Trustee has hereunto set his hand this 19th day of January, 1996.

                                   /s/ James H. Bodurtha
                                   -----------------------------
                                   James H. Bodurtha
                                   Trustee